Exhibit 99.1

ORDERED in the Southern District of Florida on   SEP 23 2008

/s/ A. Jay Cristol
A. Jay Cristol, Chief Judge Emeritus
United States Bankruptcy Court

IN THE UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF FLORIDA
MIAMI DIVISION
(www.flsb.uscourts.gov)

In re: TRANSCAPITAL FINANCIAL CORPORATION, Debtor.	Chapter 11 Case No. 06-12644-BKC-AJC

ORDER CONFIRMING DEBTOR’S
SECOND AMENDED PLAN OF LIQUIDATION

This matter came before the Court on August 13, 2008 at 2:00 p.m. to consider confirmation of the Second Amended Plan of Liquidation (the “Plan”) 1 [C.P. #335] proposed by Transcapital Financial Corporation (the “Debtor” or “TFC”).

In connection with the confirmation of the Plan, the Court reviewed (i) the Certificate of Plan Proponent on Acceptance of Plan, Report on Amount to Be Deposited, Certificate of Amount Deposited And Payment of Fees (the “Ballot Certificate”) [C.P. #418]; and (ii) the Affidavit of Steven R. Cook in Support of the Debtor’s Second Amended Plan of Liquidation (the “Affidavit”) [C.P. #417].  The Court also (i) reviewed the entire record in this proceeding, including the Plan, (ii) considered the proffer of evidence from Debtor’s counsel, and (iii) heard argument of counsel.

The Court also reviewed and considered the Objection of Creditors OYBS, LLC and TC Investors, Inc. to Confirmation of Debtor’s Second Amended Plan of Liquidation (the “Marlin Objection”) [C.P. #413], which was resolved prior to the hearing as further set forth herein.  No other objections to confirmation of the Plan were filed in a timely manner with the Court.

I.           Introduction

The Debtor seeks the entry of an Order confirming the Plan. The Plan provides that the Liquidating Debtor’s Assets shall vest in, and be transferred by the Debtor to, the Liquidating Debtor’s Estate.  On the Effective Date, the Debtor shall be authorized to pay from Available Cash all Professional Fees and Expenses Claims that constitute an Allowed Claim, and all fees of the Office of the United States Trustee in accordance with the terms of the Plan.

The Plan shall be funded entirely by the Judgment Proceeds, the proceeds of Litigation Claims as defined in the Plan and to the extent applicable, any other assets that are hereafter discovered.  A portion of the Assets sufficient to satisfy all claims has already been reduced to Cash and will be available for Distribution to holders of Allowed Claims and Allowed Equity Interests, all in accordance with the Plan.  The Liquidating Agent will continue to liquidate assets and pursue Litigation Claims, review and if applicable, object to claims, and promptly make future Distributions to creditors and interest holders pursuant to the terms of the Plan.

II.           Findings of Fact/Conclusions of Law

Based upon the above and otherwise being fully advised in the premises, the Court hereby makes the following findings of fact and conclusions of law:

A.           Adequate and sufficient notice of the Confirmation Hearing for the Plan and the deadline to file objections to confirmation of the Plan was provided to all creditors, equity security holders and parties in interest in this case pursuant to and in accordance with the procedures approved by the Court in its Order Approving Disclosure Statement And Setting Hearing On Final Approval Of Disclosure Statement And Confirmation Of Chapter 11 Plan and Order Limiting Mailing of the Second Amended Plan of Liquidation and Second Amended Disclosure Statement;

B.           The Court has jurisdiction over this matter pursuant to 11 U.S.C.  §§105, 1123, 1128, 1129; 28 U.S.C. §§157 (a), (b)(1) and (b)(2)(L), 1334(a) and (b), the United States District Court’s general order of reference, and other various applicable provisions of the Bankruptcy Code and Bankruptcy Rules;

C.           Venue is proper before this Court pursuant to 28 U.S.C. §§1408 and 1409(a);

D.           The Plan was transmitted to all creditors, equity security holders and parties in interest entitled thereto;

E.           The Ballot Certificate reflects that Classes 1 through 5 are unimpaired.  As such Classes 1 through 5 are deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. The holders of Interests in Class 6 are impaired and have voted, as a Class, to accept the Plan;

F.           The Plan provides that the holder of the Allowed Secured Claim in Class 2 has received payments totaling at least the allowed amount of its claim of a value as of the Effective Date of at least the value of such holder’s interest in the Estate’s interest in property securing such Claim.  Specifically, the holder of the Allowed Secured Claim in Class 2 has been paid in full from the Estate;

G.           There are no Classes of Claims or Interests junior in priority to the holders of interests in Class 6;

H.           The Plan complies with all applicable provisions of 11 U.S.C. §101 et seq., including, without limitation, 11 U.S.C.  §§1122, 1123, 1125, and 1129(a) and (b) with respect to all Classes of Claims and Interests under the Plan;

I.           The Plan has been proposed and submitted to all creditors and equity security holders in good faith and not by any means forbidden by law;

J.           With respect to each impaired Class of Claims or Interests, each holder of a Claim or Interest has accepted the Plan, or will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Estate were liquidated under chapter 7 of the Bankruptcy Code on such date;

K.           The Plan does not discriminate unfairly, is fair and equitable and otherwise complies with all of the provisions of Section 1129(b) of the Bankruptcy Code with respect to each Class of Claims or Interests that is impaired under the Plan;

L.           The Plan is feasible;

M.           Plan provides for the liquidation of all of the Estate’s assets and therefore the provisions of 11 U.S.C. § 1129(a)(11) have been satisfied;

N.           The Debtor has sufficient monies and assets available and existing on the Effective Date to pay in accordance with the Plan, or enable the Liquidating Agent to reserve in full for the payment of, all Allowed Administrative Claims,  all Allowed Priority Claims, all Allowed Claims in Classes 1 through 5 and make the Initial Distribution to holders of Allowed Class 6 Equity Interests in an amount not less than the Initial Equity Dividend;

O.           The Debtor has sufficient monies to confirm the Plan;

P.           The remaining provisions of 11 U.S.C. § 1129 have been satisfied;

Q.           The Plan provides for the appointment of Jeffrey H. Beck as the Liquidating Agent on the Effective Date.  The appointment of Mr. Beck as the Liquidating Agent is consistent with, and in the best interests of, the creditors and equity security holders of the Estate;

R.           The Debtor, its respective officers and directors and its Professionals, and the Claims Examiner and his Professionals acted in good faith within the meaning of and with respect to all of the actions described in Section 1125(e) of the Code and are therefore not liable for the violation of any applicable law, rule or regulation governing such actions.  Notwithstanding anything to the contrary in the Plan or Confirmation Order, the Court’s finding of good faith does not release the officers and directors of the Debtor from any liability for actions taken (or not taken) outside the scope of Section 1125(e) or prior to the Petition Date subject to paragraph 11.04 of the Plan; and

S.           Confirmation of the Plan is in the best interest of the Estate, all creditors, all holders of Interests and all other parties in interest.

THEREFORE, BASED UPON THE FOREGOING, the Court ORDERS AND ADJUDGES as follows:

    1.  The Plan is hereby CONFIRMED.

    2.  The record of the Confirmation Hearing is closed.

3. The Findings of Fact and Conclusions of Law set forth above shall constitute the findings of fact and conclusions of law of this Court pursuant to Bankruptcy Rule 7052.  To the extent any finding of fact later shall be determined to be a conclusion of law, it shall be so deemed, and to the extent any conclusion of law later shall be determined to be a finding of fact, it shall be so deemed.
4. The Marlin Objection is resolved as set forth herein.

5. The appointment of Jeffrey H. Beck as the Liquidating Agent is hereby approved.

6. On the Effective Date of the Plan, any and all property of the Estate, including pursuant to Section 541 of the Bankruptcy Code and the Litigation Claims, including all recoveries, proceeds and products therefrom, shall be transferred to and vested in the Liquidating Debtor’s Estate.  Subject to the specific terms of the Plan, such transfer to the Liquidating Debtor’s Estate shall be free and clear of any and all liens, security interests, Equity Interests, encumbrances and claims whether or not allowable (as such terms are defined in the Bankruptcy Code), mortgages, pledges, restrictions, hypothecations, charges, indentures, loan agreements, instruments, leases, licenses, options, rights of first refusal, contracts, offsets (except to the extent of filed Claims and rights of setoff based upon filed Claims), recoupment, rights of recovery, judgments, orders, and decrees of any Court or governmental entity, interests, claims of third parties for defaults accruing or relating to any period of time prior to the closing of such sale, successor, products liability, environmental, tax and other liabilities and claims, whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, liquidated or unliquidated, matured or unmatured, disputed or undisputed, or known or unknown, whether arising prior to or subsequent to the filing of the Chapter 11 petition initiating this case, whether imposed by agreement, understanding, law, equity or otherwise.

7. On the Effective Date of the Plan, (i) the Liquidating Agent shall be appointed as and be deemed a representative of the Debtor’s Estate pursuant to and in accordance with the terms of Section 1123(b)(3)(B) of the Bankruptcy Code solely for the benefit of all holders of Allowed Claims and Allowed Equity Interests under the Plan with respect to, among other things, any Litigation Claims, and (ii) the Liquidating Debtor’s Estate, through the Liquidating Agent, is and shall be authorized and appointed to investigate, prosecute, enforce, pursue and settle, and continue to investigate, prosecute, enforce, pursue and settle, the liquidation of such Liquidating Debtor’s Assets, including as a representative of the Liquidating Debtor’s Estate pursuant to and in accordance with the terms of Section 1123(b)(3)(B) of the Bankruptcy Code solely for the benefit of all holders of Allowed Claims and Allowed Equity Interests under the Plan.

8. As of the Effective Date, pursuant to Section 1123(b)(3)(B) of the Code, any and all Litigation Claims accruing to the Debtor and Debtor-in-Possession, including, without limitation, Litigation Claims, including under Sections 510, 542, 544, 545, 547, 548, 549, 550, 551 and 553 of the Code, shall become vested assets of the Liquidating Debtor’s Estate, and the Liquidating Agent shall have the authority to continue, commence and/or  prosecute such Litigation Claims for the benefit of the Liquidating Debtor’s Estate and holders of Allowed Claims and Allowed Equity Interests.  The Liquidating Agent shall be entitled to pursue Litigation Claims in his/her own name or the name of the Debtor.

9. The Liquidating Agent shall have the sole right to make and file objections to Claims and Equity Interests as well as any scheduled liabilities and to object to or otherwise amend the Debtor’s schedule of Equity Interest Holders, subsequent to the Effective Date.  All objections shall be litigated to Final Order; provided, however, that following the Effective Date, the Liquidating Agent shall have the sole authority to compromise, settle, otherwise resolve or withdraw any of his objections, subject to prior notice to parties in interest listed on the Post Confirmation Service List and approval by the Court.  Unless otherwise ordered by the Court, the Liquidating Agent shall file all objections to Claims and Equity Interests and serve such objections upon the holder of the Claim or Equity Interest as to which the objection is made as soon as is practicable, but in no event later than the Claim Objection Deadline or such later date as may be approved by the Court.

10. The Debtor and the Liquidating Agent are hereby authorized and empowered to execute and deliver any and all documents and take any and all action necessary to consummate the Plan.
11. In addition, on the Effective Date or as soon as reasonably practicable thereafter, the Liquidating Agent shall make the Initial Equity Dividend to holders of Allowed Class 6 Equity Interests, after accounting for the Litigation Reserve, the Tax Reserve, Disputed Claims Reserve, Administrative Claims and reserving sufficient Available Cash for the payment of all Claims in Classes 1 through 5 of the Plan.  Within twenty (20) days after the Effective Date, the Liquidating Agent shall initially determine the Litigation Reserve and file a motion with the Bankruptcy Court to seek approval of the amount of the Litigation Reserve, which shall be determined by Final Order of the Bankruptcy Court.  As part of that motion, the Liquidating Agent shall also disclose the amount of the Tax Reserve, the Disputed Claims Reserve, Administrative Claims, the reserve for the payment of all Claims in Classes 1 through 5 of the Plan, and the resulting amount of the Initial Equity Dividend.

12. The Debtor shall pay the U.S. Trustee the appropriate sum required pursuant to 28 U.S.C. §1930(a)(6) on the Effective Date, and simultaneously provide to the U.S. Trustee an appropriate affidavit indicating Cash disbursements for all relevant periods; notwithstanding anything contained in the Plan to the contrary, after the Effective Date, the Liquidating Agent shall pay the U.S. Trustee the appropriate sums required pursuant to 28 U.S.C. §1930(a)(6) within the time periods set forth in 28 U.S.C. §1930(a)(6) until the earlier of the closing of this case by the issuance of a Final Decree by the Bankruptcy Court, or upon entry of an order of this Bankruptcy Court dismissing the case, or converting this case to another chapter under the United States Bankruptcy Code, and the Liquidating Agent shall provide to the U.S. Trustee, upon the payment of each post-confirmation payment, a quarterly report and appropriate affidavit indicating income and disbursements for the relevant periods.

13. The Liquidating Agent shall post a bond in favor of the Liquidating Debtor’s Estate in an amount equal to 100% of the book value of the Liquidating Debtor’s Assets, provided however that the book value of Litigation Claims for purposes of the bond shall be zero.  The cost of such bond is payable from the Liquidating Debtor’s Assets.  After making each successive Distribution provided for under the Plan, the Liquidating Agent shall have the right to seek a refund of the bond premium based upon the diminution of the Liquidating Debtor’s Assets resulting from each such Distribution.

14. Subject to the application requirements of 11 U.S.C. § 327, the Liquidating Agent may engage counsel, financial advisors and other professionals, but may not hire professionals that are representing or have represented the Debtor, America Capital Corporation, or any other interest in the cases (unless obtaining SunTrust’s  prior written consent ) to represent him in connection with his duties under the Plan (the “Post Confirmation Professionals”), provided however, that Post Confirmation Professionals shall not be precluded from representing the Liquidating Debtor’s Estate simply as a result of their Professional Fees Claims remaining unpaid from the Estate, if they are otherwise eligible to serve as Post Confirmation Professionals.  The Liquidating Agent may employ such staff as are reasonably necessary to carry out the functions and duties of the Liquidating Agent and compensate such staff from the Liquidating Debtor’s Estate in accordance with the Plan.

15. The Liquidating Agent shall serve until such time as (i) the entry of a final decree closing this Chapter 11 Case, at which time the Liquidating Agent and the Post Confirmation Professionals engaged by him shall be discharged and shall have no further responsibilities under the Plan or the Liquidating Trust Agreement or (ii)  after notice and hearing and upon the entry of a Final Order authorizing the Liquidating Agent and his Professionals to withdraw, but not before the appointment of a successor Liquidating Agent.

16. The Liquidating Agent shall receive compensation in accordance with the Plan.

17. The Liquidating Agent, upon receipt of invoices from Professionals retained by the Liquidating Agent on a monthly basis shall pay forthwith the amounts due from the Litigation Reserve, which payment shall be in an amount equal to 90% of the fees and 100% of the expenses sought, provided however, that such Professional may file fee applications with the Court no less frequently than every 120 days seeking approval of fees and expenses by the Court including amounts paid on a monthly basis.

18. The Liquidating Agent shall be entitled to recovery of his reasonable fees and costs, including the fees and costs of his Professionals and staff provided that the fees and costs incurred as Liquidating Agent are allocated accordingly between the respective estates of the Debtor and America Capital Corporation.

19. Except as otherwise provided in the Plan, or a separate order of the Court, all Persons who have held, hold or may hold Claims against or Equity Interests in the Debtor, are permanently enjoined, on and after the Effective Date, from (i) commending or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest against the Liquidating Debtor’s Estate or Liquidating Agent, (ii) enforcing, attaching, collecting or recovering by any manner or means of any judgment, award, decree or order against the Liquidating Debtor’s Estate or the Liquidating Agent on account of any such Claim or Equity Interest, (iii) creating, perfecting or enforcing any Lien or asserting control of any kind against the Liquidating Debtor’s Estate or the Liquidating Agent or against the property or interests in property of the Liquidating Debtor’s Estate or the Liquidating Agent on account of any such Claim or Equity Interest and (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Liquidating Debtor’s Estate or the Liquidating Agent or against the property or interests in property of the Liquidating Debtor’s Estate or the Liquidating Agent on account of any such Claim or Equity Interest.  Such injunctions shall extend to the Liquidating Debtor’s Estate and the Liquidating Agent and their respective properties and interests in property.

20. Notwithstanding anything to the contrary in this order, the Liquidating Debtor’s Estate shall indemnify and hold the Liquidating Agent, his professionals and staff harmless from and against any damages, costs, claims and other liabilities incurred in connection with their respective duties and responsibilities hereunder, other than those damages, costs, claims and other liabilities that result from the Liquidating Agent’s or his Professional’s gross negligence or willful misconduct.  Without limiting the foregoing, the Debtor’s Estate shall indemnify and hold the Liquidating Agent, his Professionals and staff harmless from any claims incurred as a result of the Debtor’s or the Liquidating Debtor’s Estate’s failure to file reports, statements or other documents or take any other actions required to be taken under any state or federal securities laws, including the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

21. In this case, the Debtor will not make a determination as to assumption or rejection of its Executory Contracts prior to the Confirmation Hearing.  Instead, within sixty (60) days after the Effective Date (unless extended by order of the Bankruptcy Court), the Liquidating Agent shall determine whether or not to assume or reject each of the Debtor’s Executory Contracts and file and serve an appropriate motion seeking assumption or rejection of each of the Debtor’s Executory Contracts.

22. The Court shall retain jurisdiction as set forth in 28 U.S.C. §1334, including for the purposes set forth in Article X of the Plan.

23. All of the provisions of the Plan, to the extent they are not incorporated above, are valid and in full force and effect upon the entry of this Order.

24. The Liquidating Agent is named as disbursing agent and the disbursing agent is directed to make all distributions in accordance with the Plan.

25. The Marlin Objection is resolved as follows: Article XI, Section 11.04 shall be revised as set forth below:

11.04   Exculpation

Subject to the occurrence of the Effective Date, neither the Debtor, SunTrust, the Liquidating Agent, the Claims Examiner, nor any of their respective members, officers, directors, agents, accountants, financial advisors, attorneys, employees,  partners, and representatives (the “Exculpated Parties”) shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, the Case, the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan;  provided, however, that the foregoing shall not operate as a waiver or release for (i) any express contractual obligation owing by any such Person, (ii) acts or omissions which constitute bad faith, willful misconduct, self dealing, breach of fiduciary duty or gross negligence, and (iii) with respect to Professionals, liability arising from claims of professional negligence which shall be governed by the standard of care otherwise applicable to professional negligence claims under applicable non-bankruptcy law, and, in all respects, the Exculpated Parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided further that nothing in the Plan shall, or shall be deemed to constitute a release of any claims the Estate may have against the Exculpated Parties, arising out of conduct during the case or with respect to, their respective obligations or covenants arising pursuant to the Plan; provided further that the foregoing shall not operate as a waiver or release of Claims by governmental entities arising under environmental laws.

26. The Court will conduct a post-confirmation status conference on ______________Nov. 13_________       ______, 2008 at __10:30____a.m., in Courtroom 1410, U.S. Courthouse, 51 S.W. 1st Avenue, Miami, Florida, to determine whether the Liquidating Agent has complied with the provisions of this Order.  At the status conference, the Court will consider the propriety of dismissal or conversion to chapter 7, and/or the imposition of sanctions against the Liquidating Agent and/or the Liquidating Agent’s disbursing agent for failure to timely file the Final Report of Estate and Motion For Final Decree Closing Case or for failure to comply with the provisions of this Order.
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Submitted by:
Paul J. Battista, Esq.
Genovese Joblove & Battista, P.A.
Counsel to Debtor-in-Possession
100 SE 2nd Street, 44th Floor
Miami, Florida 33131
Telephone: (305) 349-2300
Facsimile : (305) 349-2310
pbattista@gjb-law.com

Copy to: Paul J. Battista, Esq.
(Attorney Battista is directed to serve a conformed copy of this Order on all parties in interest)